Francis
& Co., CPAs
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
NBOG Bancorporation, Inc.
1294 West Ridge Road, Suite E
Gainesville, Georgia 30501

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 26, 2000, relating to the financial statements of NBOG Bancorporation, Inc., Gainesville, Georgia, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/S/ Francis & Co. CPA's

Francis & Co. CPA's

Atlanta, Georgia

October 3, 2000

1000 Johnson Ferry Rd. - Bldg. D, Suite 140 - Marietta, GA 30068
Tel: 770 / 579-0999 - Fax: 770 / 579-0494
www.bankcpas.com